Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-33931 and No. 333-32596 of Northern Technologies International Corporation on Form S-8 of our report dated December 11, 2003, appearing in the Annual Report on Form 10-KSB of Northern Technologies International Corporation for the fiscal year ended August 31, 2004.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 22, 2004

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